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                                                                      EXHIBIT 99


[WHITEHALL JEWELLERS, INC. LOGO]
                                                      NEWS RELEASE
-------------------------------------------------------------------------------

                                     For:       Whitehall Jewellers, Inc.

                                     Contacts:  John R. Desjardins
FOR IMMEDIATE RELEASE                           Executive Vice President -
---------------------                           Finance and Administration
                                                312-782-6800 - Ext. 151

                                                Howard Adamski
                                                Vice President - Treasurer
                                                312-782-6800 - Ext. 286

                WHITEHALL JEWELLERS, INC. REPORTS A 39% INCREASE
                      IN FISCAL 1999 EPS TO $1.28 PER SHARE
            *****************4TH QUARTER EPS - $0.97*****************


         Chicago, Illinois, February 22, 2000 -- Whitehall Jewellers, Inc. (NYSE:JWL) today reported financial results for the fourth fiscal quarter and fiscal year ended January 31, 2000.
         For the fourth fiscal quarter of 1999, net income rose 31.4% to $14.8 million, or $0.97 per diluted share, versus $11.3 million, or $.73 per diluted share, a year ago. During the same period, income from operations increased 30.5% to $25.6 million compared to $19.6 million in the fourth fiscal quarter of 1998. Comparable store sales rose 11.1%, up from 8.3% in the fourth fiscal quarter of 1998. Net sales rose 25.1% to $127.7 million, versus $102.0 million for the fourth fiscal quarter of 1998.
                  For the fiscal year ended January 31, 2000 net income rose 35.6% to $19.3 million, or $1.28 per diluted share, compared to net income of $14.3 million, or $.92 per diluted share for the fiscal year ended January 31, 1999. Gross margin improvement and increased operating leverage boosted fiscal 1999 operating income to $37.3 million, versus $27.3 million for the previous fiscal year. Operating margin increased to 11.8% in fiscal year 1999 versus 11.4% in fiscal year 1998. Comparable store sales rose 11.0% for the fiscal year ended January 31, 1999, versus a comparable store sales increase of 5.8%





             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com in 1998. Net sales for the fiscal year ended January 31, 2000 increased 32.0% to $315.4 million, versus $238.9 million a year ago.
         Hugh M. Patinkin, Chairman and Chief Executive Officer, commented, "Fiscal 1999 was a great year for Whitehall. Our operating strategies have produced outstanding financial returns year after year. These returns start with strong sales which have been driven by productive marketing and merchandise programs. We are particularly pleased with our direct marketing programs that ran this Christmas season. Over the last five years, our total sales have grown at a compound annual rate of over 24% while our operating profit has grown at 26% per year."
         "A great deal of our growth comes from opening new stores which are highly productive in their first year of operation," Mr. Patinkin continued. "We opened 46 new stores during 1999 and they generated impressive financial results. Based on our strong track record and our view that there are significant growth opportunities, we have accelerated our growth plans with 62 new stores scheduled to open in 2000."
         Mr. Patinkin concluded, "The Whitehall model has been predictable as well as strong. Our fourth quarter comp store sales gain of 11.1% marks our 25th consecutive quarter of comp store sales increases. In fact, comp store sales have increased by an average of 8% per year over the last six years."
         On Wednesday, February 23, 2000 at 10:50 am (ET), the Company will host a conference call to review its fiscal 1999 results. The teleconference number is 800-446-1949 and participants are asked to dial-in 10 minutes prior to the conference call. Participants may listen to the conference call on a tape replay by dialing 800-479-6252 and using the passcode "2066838".
         Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 296 stores in 33 states. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.

All statements, trend analysis and other information contained in this release relative to markets for the Company's products, trends in the Company's operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements


             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: (1) the extent and results of the Company's store expansion strategy and associated occupancy costs, and access to funds for new store openings; (2) the seasonality of the Company's business; (3) economic conditions, the retail sales environment and the Company's ability to execute its business strategy and the related effects on comparable store sales and other results; (4) the extent and success of the Company's marketing and promotional programs; (5) the extent to which the Company is able to retain and attract key personnel as well as personnel costs;
(6) competition; (7) the availability and cost of consumer credit; (8) relationships with suppliers; (9) timely "Year 2000" compliance by the Company and third party suppliers and service providers; (10) the Company's ability to maintain adequate information systems capacity and infrastructure; (11) the Company's leverage and cost of funds; (12) the Company's ability to maintain adequate loss prevention measures; (13) fluctuations in raw material prices including diamond, gem and gold prices; (14) the extent and results of the Company's E-commerce strategies and those of others; (15) regulation; (16) the successful integration of acquired locations and assets into the Company's existing operations; and, (17) the risk factors listed from time to time in the Company's filings with the Securities and Exchange Commission.

                              -tables to follow -








             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

                            Whitehall Jewellers, Inc.
                            Statements of Operations
     For the three months and twelve months ended January 31, 2000 and 1999
                                   (unaudited)
                      (in thousands, except per share data)

                                               Three Months Ended    Twelve Months Ended
                                               January    January    January    January
                                               31, 2000   31, 1999   31, 2000   31, 1999
                                               --------   --------   --------   --------
Net sales                                      $127,652   $102,026   $315,406   $238,942

Cost of sales (including buying and
occupancy expenses)                              69,793     56,383    182,898    139,368
                                               --------   --------   --------   --------
   Gross profit                                  57,859     45,643    132,508     99,574

Selling, general and administrative expenses     32,274     26,043     95,252     72,261
                                               --------   --------   --------   --------

   Income from operations                        25,585     19,600     37,256     27,313

Interest expense                                  1,501      1,267      5,819      4,123
                                               --------   --------   --------   --------
   Income before income taxes                    24,084     18,333     31,437     23,190

Income tax expense                                9,271      7,063     12,103      8,928
                                               --------   --------   --------   --------

   Net income                                   $14,813   $ 11,270    $19,334   $ 14,262
                                               ========   ========   ========   ========

Basic earnings per share:
   Net income                                   $  1.02   $   0.74    $  1.33   $   0.93

   Weighted average common shares and
   common share equivalents                      14,473     15,284     14,560     15,275
                                               ========   ========   ========   ========


Diluted earnings per share:
   Net income                                   $  0.97    $  0.73    $  1.28   $   0.92

   Weighted average common shares and
   common share equivalents                      15,319     15,405     15,129     15,495
                                               ========   ========   ========   ========

On December 14, 1999, the Board of Directors of the Company approved a three-for-two stock split to be effected in the form of a stock dividend payable on January 4, 2000 to all common shareholders of record at the close of business on December 24, 1999. The financial statements have been restated for all periods presented to give effect for this split.
                                    - more -




             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

                            Whitehall Jewellers, Inc.
                                 Balance Sheets
                            (unaudited, in thousands)



                                                                      January 31, 2000                     January 31, 1999
                                                   -------------------------------------    ----------------------------------
               ASSETS
Current Assets:
      Accounts receivable, net                                              $    3,159                          $     3,297
      Layaway receivables, net                                                   5,638                                3,514
      Merchandise inventories                                                  147,691                              116,748
      Prepaid expenses                                                           1,109                                1,329
      Deferred income taxes, net                                                 2,086                                1,518
      Deferred financing costs                                                     362                                  143
                                                     ----------------------------------    ---------------------------------
           Total current assets                                                160,045                              126,549
Property and equipment, net                                                     49,144                               34,304
Goodwill                                                                         6,186                                6,448
Deferred income tax, net                                                           613                                  926
Deferred financing costs                                                           948                                1,529
                                                      ----------------------------------    --------------------------------
           Total assets                                                    $   216,936                          $   169,756
                                                     ==================================    =================================

               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
      Outstanding checks, net                                              $    17,207                          $     8,003
      Revolver loans                                                            41,117                               28,886
      Current portion of long-term debt                                          3,250                                2,750
      Accounts payable                                                          37,005                               25,601
      Accrued payroll                                                            5,945                                4,174
      Income taxes                                                               7,315                                5,226
      Other accrued expenses                                                    16,868                               13,431
                                                     ----------------------------------    ---------------------------------
           Total current liabilities                                           128,707                               88,071

      Term loan                                                                 14,000                               17,250
      Subordinated debt                                                            640                                  640
      Other long-term liabilities                                                1,661                                1,627
                                                     ----------------------------------    ---------------------------------
           Total liabilities                                                   145,008                              107,588

Commitments and contingencies

Stockholders' equity:
      Common stock                                                                  15                                   15
      Class B common stock                                                         ---                                  ---
      Class C common stock                                                         ---                                  ---
      Class D common stock                                                         ---                                  ---
      Additional paid-in capital                                                60,426                               60,003
      Accumulated earnings                                                      21,484                                2,150
                                                     ----------------------------------    ---------------------------------
                                                                                81,925                               62,168
                                                     ----------------------------------    ---------------------------------
           Treasury stock                                                       (9,997)                                 ---
                                                     ----------------------------------    ---------------------------------
           Total stockholders' equity                                           71,928                               62,168
                                                     ----------------------------------    ---------------------------------
           Total liabilities and stockholders'
           equity                                                          $   216,936                          $   169,756
                                                     ==================================    =================================

                                     # # #



             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com